Exhibit 3.3

H-Certificate_of_Formation_-_Autoseis(850758_1)_(2).DOC Form 211 (Revised 1/06) Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 4635555 FAX: 512/463-5709 Filing Fee: $300 Certificate of Formation For-profit Corporation This space reserved for office use, FILED In the Office of the Secretary of State of Texas MAY 11 2007 Corporations Section Article 1 - Entity Name and Type The filing entity being formed is a for-profit corporation. The name of the entity is: Autoseis, Inc. (the name must contain the word “corporation,” “company,” “incorporated,” “limited” or an abbreviation of one of these terms. Article 2 - Registered Agent and Registered Office (Select and complete either A or B and complete C) v A. The initial registered agent is an organization (cannot be entity named above) by the name of: Global Geophysical Services, Inc. OR B. The initial registered agent is an individual resident of the state whose name is set forth below: C. The business address of the registered agent and the registered office address is: 3535 Briarpark Dr., Ste. 200, Houston, TX 77042 Article 3 - Directors (A minimum of 1 director is required. The number of directors constituting the initial board of directors and the names and addresses of the person or persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified are as follows: Director 1: Richard A. Degner 3535 Briarpark Dr., Ste 200 Houston, TX 77042 USA Director 2: Craig A. Lindberg 3535 Briarpark Dr., Suite 200 Houston, TX 77042 USA Director 3: Thomas J. Fleure 3535 Briarpark Dr., Suite 200 Houston, TX 77042 US Article 4 - Athorized Shares (Provide the number of shares in the space below, then select option A or option B, do not select both.) The total number of shares the corporation is authorized to issue is: 100,000

H-Certificate_of_Formation_-_Autoseis(850758_1)_(2).DOC ___ A. The par value of each of the authorized shares is: ____________________ _v__ B. The shares shall have no par value. If the shares are to be divided into classes, you must set forth the designation of each class, the number of shares of each class, the par value (or statement of no par value), and the preferences, limitations, and relative rights of each class in the space provided for supplemental information on this form. Article 5 - Purpose The purpose for which the corporation is formed is for the transaction of any and all lawful business for which a for-profit corporation may be organized under the Texas Business Organizations Code. Supplemental Provisions/Information Text Area: [Attached addendum, if any, is incorporated herein by reference.] Organizer The name and address of the organizer: Paul H. Stanford 3535 Briarpark Dr., Suite 200 Houston, TX 77042 USA Effectiveness of Filing (Select either A, B, or C.) A. v This document becomes effective when the document is filed by the secretary of state. B. This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: C. This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is: The following event or fact will cause the document to take effect in the manner described below:________________________________________________________________________ ______________________________________________________________________________ Execution The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument. Date: 5/11/08 /s/ Paul H. Stanford Signature of organizer

H-Certificate_of_Formation_-_Autoseis(850758_1)_(2).DOC Form 401 Secretary of State P.O. Box 13697 Austin, TX 78711-3697 FAX: 512 463.5709 Filing Fee: See instructions Statement of Change of Registered Office/Agent Filed in the Office of the Secretary of State of Texas Filing #: 800814359 06/23/2009 Document #: 263283060009 For Web Filing Entity information The name of the entity is: Autoseis, Inc. The file number issued to the entity by the secretary of state is: 800814359 The registered agent and registered office of the entity as currently shown on the records of the secretary of state are: Global Geophysical Services, Inc. 3535 Briarpark Dr., Ste 200 Houston, TX 77042 USA Change to Registered Agent/Registered Office The following changes are made to the registered agent and/or office information of the named entity: Registered Agent Change v A. The new registered agent is an organization (cannot be entity named above) by the name of: CT Corporation System OR B. The new registered agent is an individual resident of the state whose name is: Registered Office Change v C. The business address of the registered agent and the registered office address is changed to: 350 North St. Paul St., Dallas, TX, USA 75201 The street address of the registered office as stated in this instrument is the same as the registered agent’s business address. Statement of Approval The change specified in this statement has been authorized by the entity in the manner required by the BOC or in the manner required by the law governing the filing entity, as applicable. Effectiveness of Filing v A. This document become effective when the document is filed by the secretary of state. B. This document becomes effective at a later date, which is not more than ninety (90) days from the date of its filing by the secretary of state. The delayed effective date is: Execution The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument. Date: June 23, 2009 Alvin Thomas, Sr. VP Signature and title of authorized person(s) (see instructions)